UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2025

CLEARPOINT NEURO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34822	58-2394628
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 S. Sierra Ave., Suite 100
Solana Beach, California		92075
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 888 287-9109

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CLPT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The annual meeting of the stockholders of ClearPoint Neuro, Inc. (the “Company”) was held on May 21, 2025 (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted to approve the adoption of the ClearPoint Neuro, Inc. Sixth Amended and Restated 2013 Incentive Compensation Plan (the “Plan”). The Company’s Board of Directors had previously adopted and approved the Plan, subject to stockholder approval. A description of the terms and conditions of the Plan is set forth in the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 9, 2025 in connection with the Annual Meeting (the “Proxy Statement”) under “Proposal No. 6 - Approval of the Sixth Amended and Restated 2013 Incentive Compensation Plan,” and such description is incorporated herein by reference. The descriptions set forth herein and in the Proxy Statement are summaries and are qualified in their entirety by the full text of the Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders considered and voted on the following proposals, which are described in more detail in the Proxy Statement:

(1)	The election of eight directors to serve until the 2026 annual meeting of stockholders;

(2)	The ratification of the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025;

(3)	The advisory approval of executive compensation;

(4)	The advisory vote on the frequency of future advisory votes on executive compensation;

(5)	The approval of the Company’s Amended and Restated 2021 Employee Stock Purchase Plan; and,

(6)	The approval of the Company’s Sixth Amended and Restated 2013 Incentive Compensation Plan.

Each proposal was approved and the final voting results for each proposal are described below. For beneficial owners holding the Company’s common stock at a bank or broker institution, a “broker non-vote” occurred if the owner failed to give voting instructions, and the bank or broker was otherwise restricted from voting on the owner’s behalf.

1.
Election of Directors. The following named persons were elected as directors of the Company to serve until the 2026 annual meeting of stockholders or until their successors have been duly elected and qualified or until their earlier death, resignation, disqualification or removal. The votes were cast as follows:

Name	For	Withheld	Broker Non-Votes
Joseph M. Burnett	9,980,965	72,122	8,647,207
R. John Fletcher	9,408,193	644,894	8,647,207
Lynnette C. Fallon	9,909,422	143,665	8,647,207
Pascal E.R. Girin	9,493,577	559,510	8,647,207
B. Kristine Johnson	9,912,410	140,677	8,647,207
Matthew B. Klein	9,971,122	81,965	8,647,207
Linda M. Liau	9,959,656	93,431	8,647,207
Timothy T. Richards	9,499,321	553,766	8,647,207
2.
Ratification of Independent Registered Public Accounting Firm. The stockholders ratified the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. The votes were cast as follows:

For	Against	Abstentions
18,622,225	5,113	72,956

3.
Advisory approval of executive compensation. The stockholders, on an advisory basis, approved the compensation of the Company’s executives. The votes were cast as follows:

For	Against	Abstentions	Broker Non-Votes
9,385,298	351,323	316,466	8,647,207

4.
Advisory vote to set the frequency of the Company’s future advisory votes on executive compensation. The stockholders, on an advisory basis, approved setting the frequency of future votes on executive compensation at one (1) year. The votes were cast as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
9,698,448	25,410	58,944	270,285	8,647,207

In light of the above results, on May 22, 2025, the Company’s Board of Directors has elected to include a stockholder vote on the compensation of executives in the proxy materials every year until the next required vote on the frequency of stockholder votes on executive compensation.

5.
Approval of the Amended and Restated 2021 Employee Stock Purchase Plan. The stockholders approved the Company’s Amended and Restated 2021 Employee Stock Purchase Plan. The votes were cast as follows:

For	Against	Abstentions	Broker Non-Votes
8,721,158	1,074,535	257,394	8,647,207
6.
Approval of the Sixth Amended and Restated 2013 Incentive Compensation Plan. The stockholders approved the Company’s Sixth Amended and Restated 2013 Incentive Compensation Plan. The votes were cast as follows:

For	Against	Abstentions	Broker Non-Votes
8,440,784	1,309,359	302,944	8,647,207

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. Exhibit No.	Description of Exhibit
10.1	ClearPoint Neuro, Inc. Sixth Amended and Restated 2013 Incentive Compensation Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARPOINT NEURO, INC.

Date:	May 23, 2025	By:	/s/ Danilo D'Alessandro
Danilo D'Alessandro Chief Financial Officer